                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 27, 2001



                        HISPANIC TELEVISION NETWORK, INC.
               (Exact Name of Registrant as Specified in Charter)



                Delaware                   000-23105            75-2504551
      (State or Other Jurisdiction        (Commission          (IRS Employer
            of Incorporation)             File Number)      Identification No.)


    6125 Airport Freeway, Suite 200                      76117
           Fort Worth, Texas                          (Zip Code)
(Address of Principal Executive Offices)


Registrant's telephone number, including area code: (817) 222-1234



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ITEM 5. OTHER EVENTS.

MATERIAL EVENT

Hispanic Television Network, Inc. (Nasdaq symbol HTVN) (the "Registrant") announced today that it is in discussions with Cubico.com, Inc. of San Jose, California regarding an acquisition that would result in Cubico's becoming a wholly-owned subsidiary of the company. The company previously had an agreement to acquire 48% of Cubico but this agreement was not consummated by the closing date provided therein and has been terminated. The company does not now intend to consummate the acquisition of a 48% interest in Cubico, but instead to continue discussions to acquire 100% of Cubico. The possible terms of such an acquisition are currently undisclosed.

Cubico is a leading online community site among the 17-29 age demographic. Cubico offers cutting edge services that feature articles, video clips and opinion pieces on today's hottest celebrities, musical artists, and public figures. The editorial content focuses on education and community involvement.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in HTVN's filings with the Securities and Exchange Commission. HTVN disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HISPANIC TELEVISION NETWORK, INC.


Date:  April 27, 2001                   By: /s/ James A. Ryffel
                                           -----------------------------------
                                           Chief Executive Officer